                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   __________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported):  April 20, 2001

                          SANTA FE GAMING CORPORATION
               (Exact Name of Registrant as Specified in Charter)

           Nevada                                 1-9481                          88-0304348
(State or Other Jurisdiction of         (Commission File Number)       (IRS Employer Identification No.)
       Incorporation)

            P.O. Box 270820                                     89130
     Las Vegas, Nevada 89127-0820
(Address of Principal Executive Offices)                      (Zip Code)

      Registrant's telephone number, including area code:  (702) 658-4300

                                      None
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

     Santa Fe Gaming Corporation (the "Company") and several of its subsidiaries entered into a Settlement Agreement and Mutual Release dated as of April 20, 2001 (the "Settlement Agreement") with David H. Lesser, Hudson Bay Partners, L.P. ("Hudson Bay") and various entities affiliated with Mr. Lesser and Hudson Bay. In accordance with the Settlement Agreement, among other things:

     . the Company and its subsidiaries and Mr. Lesser, Hudson Bay and their affiliates agreed to dismiss with prejudice pending litigation between the parties, including Santa Fe Gaming Corp. v. Hudson Bay Partners,
                               ---------------------    --------------------
        L.P., et al., CV-5-99-00298-KJD (LRL) and Station Casino, Inc. v. David
        ------------                              --------------------    -----
        Lesser and Hudson Bay Partners L.P., et al., CV-5-99-00416 LDG (LRL);
        ------------------------------------
        In re Pioneer Finance Corp., Case No. BK-S-99-11404 LBR and in re Pioneer Hotel Inc., Case No. BK-S-99-12854-LBR.

     . the Company agreed to acquire the 3,456,942 shares of the Company's Exchangeable Redeemable Preferred Stock held by the Hudson Bay affiliates; and

     . Mr. Lesser resigned from the Company's Board of Directors and withdrew his name as the nominee for election by preferred stockholders as a special director at the Company's annual meeting scheduled for May 11, 2001.

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

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       SANTA FE GAMING CORPORATION



Date:  April 30, 2001                  By: /s/ Thomas K. Land
                                           ----------------------------------
                                                     Thomas K. Land
                                               Senior Vice President and
                                                Chief Financial Officer

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